CONTACT:
Ken Dumas	Scott Solomon
LoJack Corporation	Sharon Merrill Associates
(781) 302-4200	(617) 542-5300
LOJN@investorrelations.com

LoJack Corporation Reports Q2 Financial Results;
Net Income of $1.2 Million and Cash Flow from Operations of $2.7 Million

Highlights:

•	Net income of $1.2 million, or $0.06 per diluted share, compared with a net loss of ($3.4) million, or ($0.19) per share, in Q2 2014

•	EBITDA of $2.7 million represents $4.5 million improvement year-over-year

•	Gross margin of 54.9%

•	Company reduces operating expenses by $2.8 million from Q2 2014

•	Cash from operations of $2.7 million; debt repayment of $3 million

•	Company has met or exceeded growth of U.S. retail auto market in 10 of past 11 quarters

Canton, MA, August 6, 2015 -- LoJack Corporation (NASDAQ GS: LOJN), a provider of vehicle theft recovery systems and advanced fleet management solutions, today reported financial results for the quarter ended June 30, 2015. In a separate release, the Company also announced today that it has appointed Edward Davis, former commissioner of the Boston Police Department, to its Board of Directors.
“We posted a profitable second quarter that demonstrated our success in reducing expenses and right-sizing our foundational Stolen Vehicle Recovery (SVR) business while fully maintaining our focus on building future growth in key telematics segments,” said LoJack President and CEO Randy Ortiz. “Ongoing cost-reduction initiatives helped to drive a $4.6 million improvement in the bottom line in the second quarter, and we remain on track to reduce fixed overhead expense by between $6 million and $8 million on an annualized basis this year.
“Driven by the success of our Pre-Install strategy, unit volume in our domestic dealer SVR business increased 5 percent in the quarter,” Ortiz continued. “June was the strongest month in terms of SVR unit volume in seven years and the second-strongest month ever in terms of Pre-Install volume. Our domestic business has now equaled or exceeded the performance of the broader U.S. retail auto market in 10 of the past 11 quarters.
“We believe that demand and sales momentum are building for our LoJack® Connect for Equipment ruggedized telematics system,” Ortiz said. “Construction firms are seeking to track their equipment and optimize their usage, while large multi-national rental companies are focusing on optimizing their rental models to lower overall maintenance costs and maximize profitability.”

Second-Quarter 2015 Financial Summary
Revenue was $33.6 million for the second quarter of 2015, compared with $34.4 million for the same period in 2014. Net income was $1.2 million, or $0.06 per diluted share, compared with a net loss of $3.4 million, or $0.19 per share, for the second quarter of 2014.
Consolidated gross profit was $18.5 million, or 54.9% of revenue in the second quarter of 2015, compared with $17.0 million, or 49.4% of revenue, for the second quarter of 2014. The respective periods included the items listed in Table 2 below. Consolidated non-GAAP gross profit, excluding these items, was $18.5 million, or 55.1% of revenue, for the second quarter of 2015, compared with $18.7 million, or 54.3%, for the same period of 2014.
Operating expenses decreased $2.8 million, or 14.1%, to $17.1 million in the second quarter of 2015 from $19.9 million in the same period of 2014, reflecting the benefit of cost-savings measures implemented by the Company during the second half of 2014 and the first half of 2015.
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended June 30, 2015 were $2.7 million, an improvement of $4.5 million from a loss of $1.8 million for the comparable period of 2014.
Adjusted EBITDA, excluding the items listed in Table 1 below, was $1.6 million for the second quarter of 2015 compared to $1.2 million for the 2014 period.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in Table 1 and 2 of this press release.
Cash and cash equivalents at June 30, 2015 were $13.2 million, which represents positive operating cash flows of $2.7 million and debt repayment during the second quarter of $3.0 million. Working capital was $19.6 million as of June 30, 2015. Primary sources of cash in the quarter included receivables collections and a reduction of overall working capital needs. The Company currently anticipates being cash flow positive in 2015.

Quality Assurance Program (QAP)
The total expense of $9.1 million since inception for LoJack’s QAP reserve remained unchanged during the second quarter. Approximately $2.8 million of the reserve was used in the quarter, resulting in a net QAP reserve of $3.1 million as of June 30, 2015. The Company currently anticipates that the U.S. QAP will be completed in the second quarter of 2016. In addition, LoJack has reached agreement to support the QAP for all major international licensees that have identified performance issues in certain self-powered units equipped with the EVE battery pack.

Telematics Business
During the quarter LoJack announced that it has surpassed 10,000 subscriptions under agreement for a range of products and services in the telematics space, including offerings that meet the unique requirements of “Main Street” fleets, the construction industry and auto dealerships. The Company’s telematics products include:

•
LoJack® Connect for Equipment - ruggedized solution for fleets of construction equipment: Allows business owners to precisely track equipment utilization, use real-time and historical data to improve operational efficiencies and asset management, remotely optimize fleet operations and streamline processes.

•
LoJack® Fleet Management Powered by TomTom - for "Main Street" fleets: Advanced solutions that help businesses grow and streamline their operations. The recently announced integration with Intuit's QuickBase® with the power of the LoJack Fleet Management platform gives LoJack Fleet Management customers the data, tools and insights to improve efficiencies from lead generation to project completion throughout their on-road fleet of vehicles.

•
LoJack® IM1 Inventory Management System - for dealers: Enables dealership personnel through tablets, smartphones and other mobile devices, to verify vehicle location, quickly access relevant vehicle information, track test drives and receive early-warning alerts if a vehicle is moved from a geo-fenced location. LoJack has just begun a staged rollout of LoJack IM1, and expects to broaden its sales activity through the end of 2015.

Business Outlook
“As we head into the second half of 2015, we expect to continue to build on our core SVR business both domestically and internationally in addition to capitalizing on opportunities to expand the LoJack brand into the emerging telematics business,” Ortiz said. “Our Pre-Install strategy has allowed us to grow our unit sales, which has effectively stabilized our U.S. SVR business, while at the same time we have reduced operating expenses and invested in the future by positioning the Company for success in telematics.”
While LoJack continues to experience order volatility in its international licensee business, based on its results through the first half of the year, the Company affirms its outlook for improving revenue in full-year 2015 with positive Adjusted EBITDA and cash flows. The Company expects continued improvement in Adjusted EBITDA for the remainder of the year.

Second-Quarter 2015 Conference Call
Chief Executive Officer Randy Ortiz and Chief Financial Officer Ken Dumas will host a conference call and webcast at 8:30 a.m. ET today to discuss details of the Company's performance and provide a business outlook.
The webcast can be accessed by logging on to http://investors.lojack.com/events.cfm. You also can hear the live call by dialing 877-868-1835 (domestic) or 914-495-8581 (international) and using conference ID 31076596. The presentation slides that will be discussed on the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available after the call concludes.

About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding our business to include our traditional vehicle and equipment theft recovery, people at risk and new telematics-based products and services. LoJack is delivering new telematics-based solutions for on-road and off-road fleet management, as well as dealer inventory management. By expanding our brand beyond stolen vehicle recovery, LoJack Corporation is committed to creating a new level of value for its dealer, licensee, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com/fleet, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains certain non-GAAP financial measures including EBITDA, Adjusted EBITDA and non-GAAP gross profit (and the corresponding gross margin percentages). LoJack management believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the comparable measurement that is prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the accompanying tables to this press release.

Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties.  You can identify these statements by use of the words "assumes," "believes," "estimates," "expects," "will," "intends," "plans," "projects" and similar expressions that do not relate to historical matters.   Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and telematics markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company's telematics, fleet management, inventory management and other product development initiatives, (c) the Company's Pre-Install Program, (d) expectations for orders from the Company’s international licensees, (f) the expected costs and expenses associated with the battery performance matter, (g) the anticipated timing for completion of the Quality Assurance Program, (h) the expected benefits of the Company’s cost-reduction initiatives, and (i) the Company's future financial performance, financial condition and cash flows.  Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially.  Factors that may cause such differences include, but are not limited to:  (1) the continued and future acceptance of the Company's products and services, including the Company's Pre-Install Program and inventory management, fleet management and telematics solutions; (2) the Company's ability to obtain financing from lenders and to satisfy or obtain waivers for covenant requirements under its credit facility; (3) the outcome of ongoing litigation involving the Company; (4) the Company’s ability to enforce the terms of the settlement agreement with Tracker do Brasil LTDA and its impact on the Company's future relationships with Tracker and its affiliates; (5) the rate of growth in the industries of the Company's customers; (6) the presence of competitors with greater technical, marketing, and financial resources; (7) the Company's customers' ability to access the credit markets, including changes in interest rates; (8) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (9) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (10) changes in general economic or geopolitical conditions; (11) conditions in the automotive retail market and the Company's relationships with dealers, licensees, partners, agents and local law enforcement; (12) delays or other changes in the timing of purchases by the Company's customers; (13) the Company's ability to achieve the expected benefits of its strategic alliances with TomTom and Trackunit; (14) financial and reputational risks related to product quality and liability issues; (15) the Company's ability to re-enter the Brazilian market in a timely manner and/or on favorable terms; and (16) trade tensions and governmental regulations and restrictions in the Company's international markets.  For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made.  Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

LoJack Corporation and Subsidiaries
Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Revenue	$33,642	$34,411	$62,405	$64,543
Cost of goods sold	15,158	17,419	29,965	32,458
Gross profit	18,484	16,992	32,440	32,085
Costs and expenses:
Product development	1,482	1,122	2,656	2,675
Sales and marketing	7,420	8,743	15,087	17,339
General and administrative	6,965	9,007	14,307	18,408
Depreciation and amortization	1,206	994	2,195	1,919
Total	17,073	19,866	34,245	40,341
Operating income (loss)	1,411	(2,874)	(1,805)	(8,256)
Other income (expense):
Interest income	4	3	6	4
Interest expense	(248)	(480)	(380)	(587)
Other, net	67	57	1,852	43
Total	(177)	(420)	1,478	(540)
Income (loss) before provision for income taxes	1,234	(3,294)	(327)	(8,796)
Provision for income taxes	25	141	90	178
Net income (loss)	1,209	(3,435)	(417)	(8,974)
Less: Net income (loss) attributable to the noncontrolling interest	21	(47)	45	(98)
Net income (loss) attributable to LoJack Corporation	$1,188	$(3,388)	$(462)	$(8,876)
Net income (loss) per share attributable to LoJack Corporation:
Basic	$0.06	$(0.19)	$(0.03)	$(0.50)
Diluted	$0.06	$(0.19)	$(0.03)	$(0.50)
Weighted average shares:
Basic	18,323	17,974	18,255	17,908
Diluted	18,604	17,974	18,255	17,908

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$13,224	$17,588
Accounts receivable, net	22,573	23,963
Inventories	7,775	8,323
Other current assets	4,969	4,276
Total current assets	48,541	54,150
Property, plant & equipment, net	16,472	16,791
Other non-current assets	5,959	5,319
Total assets	$70,972	$76,260

LIABILITIES AND EQUITY
Current liabilities, excluding deferred revenue	$21,625	$24,729
Debt	586	3,500
Current portion of deferred revenue	6,714	7,535
Total current liabilities	28,925	35,764
Long-term debt	6,978	6,978
Deferred revenue	10,163	9,609
Other long-term liabilities	2,852	3,464
Total liabilities	48,918	55,815
Stockholders' equity	22,054	20,445
Total liabilities and stockholders' equity	$70,972	$76,260

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net income (loss), as reported	$1,209	$(3,435)	$(417)	$(8,974)
Adjusted for:
Interest expense	248	480	380	587
Provision for income taxes	25	141	90	178
Depreciation and amortization	1,260	1,054	2,305	2,042
EBITDA	2,742	(1,760)	2,358	(6,167)
Stock compensation expense	403	359	721	883
Licensee agreement modification	(2,000)	—	(2,000)	—
Brazil legal settlement	—	—	(2,000)	—
Quality assurance program	—	1,700	1,076	1,700
Restructuring costs	462	900	462	900
Adjusted EBITDA	$1,607	$1,199	$617	$(2,684)

Table 2 – Non-GAAP Gross Margin Percentage Calculation

GAAP to Non-GAAP Gross Margin Percentage Reconciliation
(unaudited, in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Gross profit, as reported	18,484	54.9%	16,992	49.4%	32,440	52.0%	32,085	49.7%
Adjusted for:
Restructuring costs	56	0.2%	—	—%	56	0.1%	—	—%
Quality assurance program	—	—%	1,700	4.9%	1,076	1.7%	1,700	2.6%
Non-GAAP gross profit	18,540	55.1%	18,692	54.3%	33,572	53.8%	33,785	52.3%